Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES Second QUARTER 2025 RESULTS

VERO BEACH, Fla., (July 31, 2025) – Bimini Capital Management, Inc. (OTCQB: BMNM), (“Bimini Capital,” “Bimini,” or the “Company”), today announced results of operations for the three-month period ended June 30, 2025.

Second Quarter 2025 Highlights

●	Net income of approximately $43 thousand, or $0.00 per common share
●	Book value per share of $0.74
●	Company to discuss results on Friday, August 1, 2025, at 10:00 AM ET

Management Commentary

Commenting on the second quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “When we announced our first quarter results, the second quarter of 2025 was off to a very rough start.  Markets were in turmoil as a result of the extensive reciprocal tariffs announced by the Trump administration. While these conditions abated gradually, all the companies in the mortgage REIT sector that have reported second quarter earnings to date reported losses for the quarter. Our MBS segment produced a loss of $1.3 million as well but our advisory services segment generated earnings of $1.9 million and Bimini as a whole generated modest net income of approximately $43 thousand.  For the six months ended June 30, 2025, Bimini recorded net income of $0.6 million, or $0.06 per share, representing a return on stockholders' equity of 8.7%, unannualized.

“Our advisory service revenues for the quarter and six months ended June 30, 2025 increased by 20% and 21%, respectively, over the comparable 2024 periods. While we sold $9.8 million of MBS early in the second quarter in response to the adverse market conditions mentioned above, our interest revenues for the quarter and six months ended June 30, 2025 increased 23% and 24%, respectively, over the comparable 2024 periods. As our cash positions have increased over the past few months, we anticipate resuming growth of the RMBS portfolio in the near-term.

“As the third quarter unfolds markets are considerably calmer than when the second quarter was starting, and Agency RMBS are still trading at attractive levels.  Market conditions generally are quite favorable for RMBS – a positive development for both Bimini and Orchid Island as well.  As long as we have no new adverse developments with respect to reciprocal tariffs and interest rate volatility remains low, the sector should perform well.  With respect to the macroeconomic backdrop, the economy has remained surprisingly resilient, but in the event that conditions deteriorate, the Federal Reserve appears likely to act and reduce over-night rates, which should buttress the economy.”

Details of Second Quarter 2025 Results of Operations

Orchid reported a net loss for the second quarter of 2025 of $33.6 million and generated a (4.66)% return on its book value for the quarter – not annualized. Orchid also raised $139.4 million during the quarter and its stockholders' equity increased from $855.9 million at March 31, 2025 to $912.0 million at June 30, 2025. As a result, Bimini's advisory service revenues of approximately $3.8 million represented a 20% increase over the second quarter of 2024 and a 6% increase over the first quarter of 2025.

Royal Palm sold approximately $9.8 million of its MBS portfolio in the second quarter of 2025 after increasing its MBS holdings throughout 2024. Interest revenue increased 23% over the second quarter of 2024, but decreased 9% from the first quarter of 2025.  With funding costs down as a result of Fed rates cuts late in 2024, net interest income, inclusive of dividends from holdings of Orchid common shares, increased approximately 78% over the second quarter of 2024, but decreased by approximately 7% from the first quarter of 2025 owing primarily to the sale of assets in the MBS portfolio.  These amounts represent the net interest income from the investment portfolio and do not include interest charges on our trust preferred or other long-term debt.

Interest charges on the trust preferred and other long-term debt of $0.54 million were virtually unchanged from the first quarter of 2025 and were down 11% from the second quarter of 2024. Expenses of $2.82 million decreased by 4% from the first quarter of 2025 and increased by 1% over the second quarter of 2024.  Bimini recorded an income tax provision of $6.5 thousand for the second quarter of 2025.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini. As Manager, Bimini is responsible for administering Orchid’s business activities and day-to-day operations. Pursuant to the terms of a management agreement, our subsidiary, Bimini Advisors, provides Orchid with its management team, including its officers, along with appropriate support personnel. Bimini also maintains a common stock investment in Orchid, which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period. For the three months ended June 30, 2025, Bimini’s statement of operations included a fair value adjustment of $(0.3) million and dividends of $0.2 million from its investment in Orchid common stock. Also, during the three months ended June 30, 2025, Bimini recorded $3.8 million in advisory services revenue for managing Orchid’s portfolio, consisting of $3.0 million of management fees, $0.6 million in overhead reimbursement, and $0.2 million in repurchase, clearing and administrative fees.

Book Value Per Share

The Company's book value per share on June 30, 2025 was $0.74. The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of the Company's Class A Common Stock. At June 30, 2025, the Company's stockholders’ equity was $7.4 million, with 10,005,457 Class A Common shares outstanding.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio and the structured MBS portfolio, consisting of interest-only and inverse interest-only securities. The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
			Inverse
	Pass	Interest-	Interest-
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Market Value - March 31, 2025	$118,704,355	$2,252,898	$7,871	$2,260,769	$120,965,124
Securities purchased	-	-	-	-	-
Securities sold	(9,786,053)	-	-	-	(9,786,053)
(Losses) gains on sales	(178,140)	-	-	-	(178,140)
Return of investment	n/a	(79,850)	(379)	(80,229)	(80,229)
Pay-downs	(3,198,435)	n/a	n/a	n/a	(3,198,435)
Discount accreted due to pay-downs	(42,251)	n/a	n/a	n/a	(42,251)
Mark to market (losses) gains	(65,709)	10,292	(970)	9,322	(56,387)
Market Value - June 30, 2025	$105,433,767	$2,183,340	$6,522	$2,189,862	$107,623,629

The tables below present the allocation of capital between the respective portfolios at June 30, 2025 and March 31, 2025, and the return on invested capital for each sub-portfolio for the three-month period ended June 30, 2025. Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

Capital Allocation
		Structured Security Portfolio
			Inverse
	Pass	Interest-	Interest-
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
June 30, 2025
Market value	$105,433,767	$2,183,340	$6,522	$2,189,862	$107,623,629
Cash equivalents and restricted cash	6,583,906	-	-	-	6,583,906
Repurchase agreement obligations	(101,742,000)	-	-	-	(101,742,000)
Total	$10,275,673	$2,183,340	$6,522	$2,189,862	$12,465,535
% of Total	82.4%	17.5%	0.1%	17.6%	100.0%
March 31, 2025
Market value	$118,704,355	$2,252,898	$7,871	$2,260,769	$120,965,124
Cash equivalents and restricted cash	5,500,438	-	-	-	5,500,438
Repurchase agreement obligations	(115,510,999)	-	-	-	(115,510,999)
Total	$8,693,794	$2,252,898	$7,871	$2,260,769	$10,954,563
% of Total	79.4%	20.5%	0.1%	20.6%	100.0%

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately (4.1)% and 1.9%, respectively, for the three months ended June 30, 2025. The combined portfolio generated a return on invested capital of approximately (2.9)%.

Returns for the Quarter Ended June 30, 2025
		Structured Security Portfolio
			Inverse
	Pass	Interest-	Interest-
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Interest income (net of repo cost)	$357,713	$33,052	$23	$33,075	$390,788
Realized and unrealized losses (gains)	(286,100)	10,292	(970)	9,322	(276,778)
Hedge losses	(430,791)	n/a	n/a	n/a	(430,791)
Total Return	$(359,178)	$43,344	$(947)	$42,397	$(316,781)
Beginning capital allocation	$8,693,794	$2,252,898	$7,871	$2,260,769	$10,954,563
Return on invested capital for the quarter(1)	(4.1)%	1.9%	(12.0)%	1.9%	(2.9)%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the second quarter of 2025, the Company received approximately $3.3 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 9.9%. Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
June 30, 2025	10.3	7.3	9.9
March 31, 2025	7.5	6.2	7.3
December 31, 2024	10.9	12.5	11.1
September 30, 2024	6.3	6.7	6.3
June 30, 2024	10.9	5.5	10.0
March 31, 2024	18.0	9.2	16.5

Portfolio

The following tables summarize the MBS portfolio as of June 30, 2025 and December 31, 2024:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
June 30, 2025
Fixed Rate MBS	$105,434	98.0%	5.60%	333	1-Aug-54
Structured MBS	2,190	2.0%	2.87%	277	15-May-51
Total MBS Portfolio	$107,624	100.0%	5.25%	332	1-Aug-54
December 31, 2024
Fixed Rate MBS	$120,056	98.1%	5.60%	341	1-Jan-55
Structured MBS	2,292	1.9%	2.85%	281	15-May-51
Total MBS Portfolio	$122,348	100.0%	5.26%	340	1-Jan-55

($ in thousands)
	June 30, 2025		December 31, 2024
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$30,700	28.5%	$32,692	26.7%
Freddie Mac	76,924	71.5%	89,656	73.3%
Total Portfolio	$107,624	100.0%	$122,348	100.0%

	June 30, 2025	December 31, 2024
Weighted Average Pass Through Purchase Price	$102.99	$102.72
Weighted Average Structured Purchase Price	$4.48	$4.48
Weighted Average Pass Through Current Price	$100.84	$99.63
Weighted Average Structured Current Price	$14.01	$13.71
Effective Duration (1)	2.931	3.622

(1)

Effective duration is the approximate percentage change in price for a 100 basis point change in rates. An effective duration of 2.931 indicates that an interest rate increase of 1.0% would be expected to cause a 2.931% decrease in the value of the MBS in the Company’s investment portfolio at June 30, 2025. An effective duration of 3.622 indicates that an interest rate increase of 1.0% would be expected to cause a 3.622% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2024. These figures include the structured securities in the portfolio but not the effect of the Company’s hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of June 30, 2025, the Company had outstanding repurchase obligations of approximately $101.7 million with a net weighted average borrowing rate of 4.49%. These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $107.8 million. At June 30, 2025, the Company’s liquidity was approximately $5.7 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding but retain cash in lieu of acquiring additional assets. In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood that we will have to sell assets in a distressed market in order to raise cash. Below is a list of outstanding borrowings under repurchase obligations at June 30, 2025.

($ in thousands)
Repurchase Agreement Obligations
			Weighted	Weighted
	Total		Average	Average
	Outstanding	% of	Borrowing	Maturity
Counterparty	Balances	Total	Rate	(in Days)
Marex Capital Markets Inc.	$22,925	22.6%	4.47%	53
DV Securities, LLC Repo	18,420	18.1%	4.48%	28
Mirae Asset Securities (USA) Inc.	18,238	17.9%	4.53%	136
South Street Securities, LLC	15,806	15.5%	4.47%	85
Clear Street LLC	15,696	15.4%	4.48%	84
Mitsubishi UFJ Securities (USA), Inc.	10,657	10.5%	4.52%	15
	$101,742	100.0%	4.49%	69

Summarized Consolidated Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of June 30, 2025, and December 31, 2024, and the unaudited consolidated statements of operations for the six and three month periods ended June 30, 2025 and 2024. Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Amounts Subject to Change)

	June 30, 2025	December 31, 2024
ASSETS
Mortgage-backed securities	$107,623,629	$122,348,170
Cash equivalents and restricted cash	6,583,906	7,422,746
Orchid Island Capital, Inc. common stock, at fair value	3,989,188	4,427,372
Accrued interest receivable	525,593	601,640
Deferred tax assets, net	15,743,570	15,930,953
Other assets	4,281,649	4,122,776
Total Assets	$138,747,535	$154,853,657

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$101,742,000	$117,180,999
Long-term debt	27,357,495	27,368,158
Other liabilities	2,231,331	3,483,093
Total Liabilities	131,330,826	148,032,250
Stockholders' equity	7,416,709	6,821,407
Total Liabilities and Stockholders' Equity	$138,747,535	$154,853,657
Class A Common Shares outstanding	10,005,457	10,005,457
Book value per share	$0.74	$0.68

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2025	2024	2025	2024
Advisory services	$7,393,135	$6,096,316	$3,810,846	$3,167,055
Interest and dividend income	3,733,656	3,091,156	1,786,616	1,492,191
Interest expense	(3,575,435)	(3,577,794)	(1,731,415)	(1,762,116)
Net revenues	7,551,356	5,609,678	3,866,047	2,897,130
Other (expense) income	(1,025,540)	646,728	(997,795)	(280,003)
Expenses	5,743,131	5,811,971	2,818,974	2,782,576
Net income (loss) before income tax provision	782,685	444,435	49,278	(165,449)
Income tax provision	187,383	505,172	6,546	108,396
Net income (loss)	$595,302	$(60,737)	$42,732	$(273,845)

Basic and Diluted Net (Loss) Income Per Share of:
CLASS A COMMON STOCK	$0.06	$(0.01)	$0.00	$(0.03)
CLASS B COMMON STOCK	$0.06	$(0.01)	$0.00	$(0.03)

	Three Months Ended June 30,
Key Balance Sheet Metrics	2025	2024
Average MBS(1)	$114,294,375	$87,539,021
Average repurchase agreements(1)	108,626,500	83,737,499
Average stockholders' equity(1)	7,395,343	8,203,927

Key Performance Metrics
Average yield on MBS(2)	5.54%	5.88%
Average cost of funds(2)	4.39%	5.53%
Average economic cost of funds(3)	3.97%	5.32%
Average interest rate spread(4)	1.15%	0.35%
Average economic interest rate spread(5)	1.57%	0.56%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)

Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of, and providing certain repurchase agreement trading, clearing and administrative services to, Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements, except as may be required by applicable law.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, August 1, 2025, at 10:00 AM ET. Participants can register and receive dial-in information at https://register-conf.media-server.com/register/BI93827b97dab34b2f8cabd3a04f5bddd5. A live audio webcast of the conference call can be accessed at https://edge.media-server.com/mmc/p/jgk2gti4 or via the investor relations section of the Company's website at https://ir.biminicapital.com. An audio archive of the webcast will be available on the website for 30 days after the call.

CONTACT:

Bimini Capital Management, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

https://ir.biminicapital.com